UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on July 13, 2023, Petros Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which it agreed to sell to the Investors (i) shares of the Company’s newly-designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with a par value of $0.0001 per share and a stated value of $1,000 per share (the “Stated Value”), and (ii) warrants (the “Warrants”) to acquire shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The terms of the Series A Preferred Stock are as set forth in the Certificate of Designations of Series A Convertible Preferred Stock (as amended, the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 14, 2023.

On January 23, 2025, the Company entered into an Amendment Agreement with the Required Holders (as defined in the Certificate of Designations), pursuant to which, the Required Holders agreed to (i) amend the Certificate of Designations, as described below, by filing a Certificate of Amendment to the Certificate of Designations with the Secretary of State (the “Certificate of Amendment”), (ii) defer any payment amounts that have accrued and that are unpaid as of January 23, 2025 pursuant to the Certificate of Designations, to February 15, 2025, and (iii) waive any breach or violation of the Purchase Agreement, the Certificate of Designations, or the Warrants resulting from the Company’s failure to pay such outstanding amounts.

The Certificate of Amendment amends the Certificate of Designations to (i) extend the maturity date to February 15, 2025, (ii) modify the schedule of Installment Dates (as defined in the Certificate of Designations), (iii) amend the restrictive covenant of the Certificate of Designations such that the Company is required from January 15, 2025 until February 15, 2025, to maintain unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least $500,000, and (iv) amend the restrictive covenant relating to the change in nature of the Company’s business, such that such covenant does not apply to the Company’s change in sales strategy related to the Company’s Stendra avanafil and product development strategy as it relates to the development and commercialization of a proprietary platform focused on prescription medication to over-the-counter switch solutions. The Certificate of Amendment was filed with the Secretary of State, effective as of January 24, 2025.

The foregoing descriptions of the Amendment Agreement and the Certificate of Amendment are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Series A Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Series A Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Designations of Series A Convertible Preferred Stock of Petros Pharmaceuticals, Inc.
10.1	Form of Amendment Agreement, dated January 23, 2025, by and between Petros Pharmaceuticals, Inc. and the investors party thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: January 24, 2025	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer